TABLES

Item 11.  Security Ownership of Certain Beneficial Owners and Management.

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Title of Class      Name and Address                           Amount and                  Percent of
                           of Beneficial Owner                          Nature of Beneficial     Class
                                                                                      Ownership
Common             John D. Folger                                   992,317                             3%
                            President, CEO, Director
                            900 Main Street South
                            Southbury, CT 06488

Common             Ann D. Jameson                                500,000                             2%
                            Vice President, Secretary/Treasurer, Director
                            900 Main Street South
                            Southbury, CT 06488

Common              L. Dean Barnes                                120,000                              Less than 1%
                             Vice President of Sales
                            900 Main Street South
                            Southbury, CT 06488

Common             Alfred T. Werner                               1,000,000                              4%
                            Chief Technology Officer
                            240 Quaker Farms Road
                            Oxford, CT 06478

Common              Alan Bell                                          100,000                            Less than 1%
                            Chief Information Officer


Common             Cede & Co.                                         17,551,165                            76%
                             Po Box 222
                             Bowling Green, NY 10274

Common              HouseHold Direct.com Inc                 1,200,000                               5%
Escrow America's Hometown Brand Center Inc
                             900 Main Street S. Suite 201
                             Southbury, CT 06480

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